UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2019

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA 19103
(Address of principal executive offices) (Zip code)
(215) 231-7050
(Registrant's telephone number, including area code)

(former name or former address , if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On July 17, 2019, Resource Real Estate Opportunity REIT, Inc. (the “Company”) held its 2019 annual meeting of stockholders at which its stockholders: (i) elected five directors: Alan F. Feldman, Robert C. Lieber, Gary Lichtenstein, Lee F. Shlifer and Andrew Ceitlin to hold office until the 2020 annual meeting and until their successors are duly elected and qualified and (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

The voting results with respect to the election of directors were as follows:

Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
Alan F. Feldman	21,165,132	972,435	14,856,899
Robert C. Lieber	21,153,988	983,579	14,856,899
Gary Lichtenstein	21,158,091	979,476	14,856,899
Lee F. Shlifer	21,161,186	976,381	14,856,899
Andrew Ceitlin	21,177,039	960,528	14,856,899

The voting results with respect to the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm were as follows:

Votes For	Votes Against	Abstentions
36,017,513	257,180	719,773

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: July 22, 2019	By: /s/ Alan F. Feldman Alan F. Feldman Chief Executive Officer (Principal Executive Officer)